UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2007

Date of Report (Date of Earliest Event Reported)

WORLD MONITOR TRUST III – SERIES I

(Exact name of Registrant as Specified in its Charter)

Delaware	333-119612	20-1698147
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 2, 2007 the Board of Directors of Preferred Investment Solutions Corp. (“Preferred”), the managing owner of World Monitor Trust III – Series I (“Registrant”), pursuant to Section 13.1(i) of Registrant’s Second Amended and Restated Declaration of Trust and Trust Agreement of World Monitor Trust III dated as of September 27, 2005 by and among Preferred, Wilmington Trust Company and the Unitholders, resolved to dissolve Registrant effective close of business on April 30, 2007. Given the low asset level of Registrant, Preferred determined that the ongoing operating and administrative expenses required to continue Registrant’s operations was not in the best interests of Registrant’s Unitholders.

The Directors of Preferred also resolved to mandatorily redeem any Limited Units of the Registrant that are outstanding on April 30, 2007 as of that date.

A copy of the related Notice to Unitholders is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Notice to Unitholders dated April 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on April 2, 2007.

WORLD MONITOR TRUST III – SERIES I

	By:	Preferred Investment Solutions Corp. its Managing Owner

Date: April 2, 2007		By:	/s/ Lawrence S. Block
		Name:	Lawrence S. Block
		Title:	Senior Vice President and
General Counsel